As filed with the Securities and Exchange Commission on April 10, 2017

Registration Statement No. 333-216826

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO.1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DRYSHIPS INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

DryShips Inc. 109 Kifisias Avenue and Sina Street 151 24, Marousi Athens, Greece + 011 30 216 20 06 600 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Preferred Stock Purchase Rights(4)
Debt securities(5)
Warrants(6)
Purchase contracts(7)
Rights(8)
Units(9)
TOTAL	$2,000,000,000(1)	$2,000,000,000(1)(2)	$231,800(3)*
* Previously paid

(1)
An indeterminate aggregate initial offering amount or number of common stock, preferred stock, preferred stock purchase rights, debt securities, warrants, purchase contracts, rights and units are being registered as may from time to time be issued in primary offerings at indeterminate prices in an aggregate amount not to exceed $2,000,000,000 or the equivalent thereof in foreign currencies. Also includes such indeterminate amount of debt securities and number of common shares and preferred shares as may be issued upon conversion or exchange for any other debt securities or shares of preferred stock that provide for conversion or exchange into other securities.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to General Instruction II.C of Form F-3, the table does not specify by each class information as to the amount to be registered or the proposed maximum aggregate offering price.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by DryShips Inc. pursuant to this registration statement exceed $2,000,000,000.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(4)
Preferred stock purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

(5)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $2,000,000,000.

(6)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $2,000,000,000.
(7)	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $2,000,000,000.
(8)	There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $2,000,000,000.
(9)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $2,000,000,000. Units may consist of any combination of securities offered by DryShips Inc. registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

SUBJECT TO COMPLETION, DATED APRIL 10, 2017
Prospectus
DRYSHIPS INC.

Common Shares, Preferred Share Purchase
Rights, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:
(1)	shares of our common stock, including related preferred stock purchase rights;
(2)	shares of our preferred stock;
(3)	our debt securities;
(4)	our warrants;
(5)	our purchase contracts;
(6)	our rights; and
(7)	our units.
The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $2,000,000,000. The prices and terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common shares are currently listed on the NASDAQ Capital Market under the symbol "DRYS."
An investment in these securities involves a high degree of risk.  See the section entitled "Risk Factors" beginning on page 7 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                         , 2017.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	9
ENFORCEMENT OF CIVIL LIABILITIES	10
PER SHARE MARKET PRICE INFORMATION	11
RATIO OF EARNINGS TO FIXED CHARGES	12
CAPITALIZATION	13
USE OF PROCEEDS	14
PLAN OF DISTRIBUTION	15
DESCRIPTION OF CAPITAL STOCK	16
DESCRIPTION OF DEBT SECURITIES	27
DESCRIPTION OF WARRANTS	34
DESCRIPTION OF PURCHASE CONTRACTS	35
DESCRIPTION OF RIGHTS	36
DESCRIPTION OF UNITS	37
TAX CONSIDERATIONS	38
EXPENSES	46
LEGAL MATTERS	46
EXPERTS	46
WHERE YOU CAN FIND ADDITIONAL INFORMATION	46

ABOUT THIS PROSPECTUS
Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to U.S. Dollars, and the financial statements incorporated by reference herein are presented in U.S. dollars and have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process.  Under the shelf registration process, we may sell our common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units that are described in this prospectus from time to time in one or more offerings.  This prospectus only provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering.  The supplement may also add, update or change the information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.  Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement.  Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We and any underwriters have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us or any underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required.  The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.  Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

PROSPECTUS SUMMARY
This summary highlights information that appears elsewhere in this prospectus or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.
Unless otherwise indicated, references in this prospectus to "DryShips," "we," "us," "our" and the "Company" refer to DryShips Inc., a Marshall Islands corporation, and any one or more of our subsidiaries. Unless otherwise indicated, all references to "$" and "dollars" in this prospectus are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with accounting principles generally accepted in the United States.
We use "LPG" to refer to liquefied petroleum gas, "VLGC" to refer to very large gas carriers that carry LPG, and "cbm" to refer to cubic meters in describing the carrying capacity of VLGCs. We use "DWT" to refer to deadweight tons in describing the size of our drybulk, tanker and offshore support vessels. DWT, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use "VLCC" to refer to very large crude carriers, "Aframax" to refer to medium-sized crude tankers with carrying capacity of between 80,000 and 120,000 DWT, "Panamax" to refer to drybulk vessels with carrying capacities of between 65,000 and 80,000 DWT, "Kamsarmax" to refer to drybulk vessels with carrying capacity of between 80,000 and 90,000 DWT and "Newcastlemax" to refer to drybulk vessels with carrying capacity of between 200,000 DWT and 210,000 DWT.

Our Company
We are a Marshall Islands corporation with our principal executive offices in Athens, Greece and were incorporated in September 2004. We are a diversified owner of ocean going cargo vessels. Our common stock is listed on the NASDAQ Capital Market where it trades under the symbol "DRYS."
As of April 7, 2017, we owned a fleet of (i) 13 Panamax drybulk vessels (ii) four Newcastlemax drybulk vessels, which are expected to be delivered in the second quarter of 2017; (iii) three Kamsarmax drybulk vessels, two second-hand vessels expected to be delivered in the second quarter of 2017 and one newbuilding expected to be delivered in the third quarter of 2017; (iv) one VLCC, which is expected to be delivered in the second quarter of 2017; (v) two Aframax tankers, which are expected to be delivered in the second quarter of 2017; (vi) four VLGCs, two of which are expected to be delivered in June and September 2017 and the other two before the end of 2017; and (vii) six offshore support vessels, comprising two platform supply and four oil spill recovery vessels.
Our operating drybulk vessels and offshore support vessels operate worldwide within the trading limits imposed by our insurance terms.
Our Fleet
Set forth below is summary information concerning our fleet as of April 7, 2017.

Drybulk Vessels

						Redelivery
	Year Built (1)	DWT (2)	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Panamax:
Raraka	2012	76,037	Panamax	Spot	Spot	N/A	N/A
Rapallo	2009	75,123	Panamax	Spot	Spot	N/A	N/A
Catalina	2005	74,432	Panamax	Spot	Spot	N/A	N/A
Majorca	2005	74,477	Panamax	Spot	Spot	N/A	N/A
Ligari	2004	75,583	Panamax	Spot	Spot	N/A	N/A
Mendocino	2002	76,623	Panamax	Spot	Spot	N/A	N/A
Bargara	2002	74,832	Panamax	Spot	Spot	N/A	N/A
Ecola	2001	73,931	Panamax	Spot	Spot	N/A	N/A
Capitola	2001	74,816	Panamax	Spot	Spot	N/A	N/A
Levanto	2001	73,925	Panamax	Spot	Spot	N/A	N/A
Maganari	2001	75,941	Panamax	Spot	Spot	N/A	N/A
Marbella	2000	72,561	Panamax	Spot	Spot	N/A	N/A
Redondo	2000	74,716	Panamax	Spot	Spot	N/A	N/A

(1) The average age of the Panamax drybulk vessels in our fleet, based on year built, was 13.6 years.
(2) The total aggregate DWT of the Panamax drybulk vessels in our fleet was 972,997.

						Redelivery
	Year Built	DWT (2)	Type	Current employment or employment upon delivery (3)	Gross rate per day (3)	Earliest	Latest
Newcastlemax:
Newcastlemax (1)	2015	205,855	Newcastlemax	T/C	T/C	Dec-17	Apr-18
Newcastlemax (1)	2014	205,855	Newcastlemax	Spot	Spot	N/A	N/A
Newcastlemax (1)	2013	206,000	Newcastlemax	T/C	T/C	Aug-18	Dec-18
Newcastlemax (1)	2013	205,123	Newcastlemax	Spot	Spot	N/A	N/A

(1)          Expected delivery during the second quarter of 2017.
(2)          Upon delivery, the total aggregate DWT of the Newcastlemax drybulk vessels in our fleet is expected to be 822,833.
(3)          T/C means time charter.

						Redelivery
	Year Built	DWT(3)	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Kamsarmax:
Kamsarmax - under construction(1)	2017	81,300	Kamsarmax	Spot	Spot	N/A	N/A
Kamsarmax (2)	2014	81,129	Kamsarmax	Spot	Spot	N/A	N/A
Kamsarmax (2)	2014	81,129	Kamsarmax	Spot	Spot	N/A	N/A

(1) Expected delivery during the third quarter of 2017.
(2) Expected delivery during the second quarter of 2017.
(3) Upon delivery, the total aggregate DWT of the Kamsarmax drybulk vessels in our fleet is expected to be 243,558.

Very Large Gas Carriers

							Redelivery
Year Built		CBM (5)	Type	Current employment or employment upon delivery (6)		Gross rate per day	Earliest	Latest

Very Large Gas Carriers:
Very Large Gas Carrier - under construction(1)	2017	78,700	VLGC	T/	C	$30,000	Jun-22	Jun-25
Very Large Gas Carrier - under construction(2)	2017	78,700	VLGC	T/	C	$30,000	Sep-22	Sep-25
Very Large Gas Carrier - under construction(3)	2017	78,700	VLGC	T/	C	$28,833	Oct-27	Oct-27
Very Large Gas Carrier - under construction(4)	2017	78,700	VLGC	T/	C	$28,833	Dec-27	Dec-27

(1) Expected delivery in June 2017.
(2) Expected delivery in September 2017.
(3) Expected delivery in October 2017.
(4) Expected delivery in December 2017.
(5) Upon delivery, the total aggregate cbm of the four VLGCs in our fleet is expected to be 314,800.
(6) T/C means time charter.

Tankers
						Redelivery
	Year Built	DWT(2)	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Very Large Crude Carriers:
Very Large Crude Carrier (1)	2011	320,105	VLCC	Spot	Spot	N/A	N/A

						Redelivery
	Year Built	DWT(3)	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Aframax:
Aframax Tanker - under construction (1)	2017	113,644	Aframax	Spot	Spot	N/A	N/A
Aframax Tanker(2)	2012	115,666	Aframax	Spot	Spot	N/A	N/A

(1) Expected delivery in the second quarter of 2017.
(2) Expected delivery in the second quarter of 2017.
(3) Upon delivery, the total aggregate DWT of the tanker vessels in our fleet is expected to be 229,310.

Offshore Support Vessels
				Current employment or employment	Gross rate	Redelivery
	Year Built (1)	DWT (2)	Type	upon delivery (3)	per day(3)	Earliest	Latest

Platform Supply Vessels:
Crescendo	2012	1,457	PSV	Laid up	N/A	N/A	N/A
Colorado	2012	1,430	PSV	Laid up	N/A	N/A	N/A

Oil Spill Recovery Vessels:
Indigo	2013	1,393	OSRV	Laid up	N/A	N/A	N/A
Vega Jaanca	2012	1,393	OSRV	T/C	T/C	Jul-17	Jul-21
Vega Emtoli	2012	1,363	OSRV	T/C	T/C	May-17	May-21
Jubilee	2012	1,317	OSRV	Laid up	N/A	N/A	N/A

(1) The average age of the offshore support vessels in our fleet, based on year built, was 4.1 years.
(2) The total aggregate DWT of the offshore support vessels in our fleet was 8,353.
(3) T/C means time charter.

Corporate Structure
DryShips Inc. is a corporation organized under the laws of the Republic of the Marshall Islands. We maintain our principal executive offices at 109 Kifisias Avenue and Sina Street, 151 24, Marousi, Athens, Greece. Our telephone number at that address is + 011 30 216 20 06 600. Our website address is www.dryships.com. The information on our website is not a part of this prospectus.
The Securities We May Offer
We may use this prospectus to offer our:

•	shares of our common stock, including related preferred stock purchase rights;
•	shares of our preferred stock;
•	debt securities;
•	warrants;
•	purchase contracts;
•	rights; and
•	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth below and the discussion of risks under the heading "Item 3. Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on March 13, 2017, and the other documents which are incorporated by reference in this prospectus, before making an investment in our securities. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.
Risks Relating to the Company
Lawsuits may be brought against us in connection with the ongoing restructuring of our former subsidiaries
On March 23, 2017, Ocean Rig UDW Inc., its subsidiaries Drillships Financing Holding Inc., Drillships Ocean Ventures Inc. and Drill Rigs Holdings Inc. and certain initial supporting creditors entered into a restructuring agreement. We refer to Ocean Rig and such subsidiaries as the Ocean Rig Parties.  The Ocean Rig Parties are our former subsidiaries.  The restructuring agreement provides that a restructuring will be implemented by four separate but interconnected schemes of arrangement under Cayman Islands law and ancillary proceedings under Chapter 15 of the U.S. Bankruptcy Code, seeking recognition of the Cayman provisional liquidation proceedings and the schemes of arrangement as foreign main proceedings and an order of the U.S. Bankruptcy Court giving effect to the schemes in the United States.  We refer to these proceedings as the Restructuring Proceedings.  In connection with the Restructuring Proceedings, lawsuits may be brought against us by creditors of the Ocean Rig Parties with respect to prior transactions between us and the Ocean Rig Creditors or other entities affiliated with the Ocean Rig Creditors, although no such lawsuit has been brought against us as of the date of this prospectus. While we plan to vigorously contest any lawsuits that may be brought against us in the future, we can provide no assurance of the outcome of such potential lawsuits, the results of which could have a negative adverse effect on our financial condition.
Risks Relating to Shares of Our Common Stock
The price of our shares of common stock after an offering may be volatile.
The price of our shares of common stock may fluctuate due to factors such as:
•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry
•	mergers and strategic alliances in the drybulk, LPG, oil and offshore supply industries;
•	market conditions in the drybulk, LPG, oil or offshore supply industries;
•	changes in government regulation;
•	the failure of securities analysts to publish research about us after an offering, or shortfalls in our operating results from levels forecast by securities analysts; and
•	the general state of the securities market;
The seaborne transportation industry has been highly unpredictable and volatile. The market for our shares of common stock in this industry may be equally volatile. Consequently, you may not be able to sell the securities at prices equal to or greater than those paid by you in an offering.

Investors may experience significant dilution as a result of future offerings.
We may have to attempt to sell shares in the future in order to satisfy our capital needs; however there can be no assurance that we will be able to do so. If we are able to sell shares in the future, the prices at which we sell these future shares will vary, and these variations may be significant and our existing shareholders may experience significant dilution if we sell these future shares to other than existing shareholders pro rata at prices significantly below the price at which such existing shareholders invested.
We may issue additional shares of our common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of shares of our common stock.
We may issue additional shares of our common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness, or our equity incentive plan, without shareholder approval, in a number of circumstances.
Our issuance of additional shares of our common stock or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders' proportionate ownership interest in us will decrease;
•	the amount of cash available for dividends payable on our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of shares of our common stock may decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words "anticipate," "believe," "expect," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," and similar expressions identify forward-looking statements. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.
All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:
•	statements about the issuance and sale of shares of our common stock or other securities;
•	our future operating or financial results;
•	statements about planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flow for our operations;
•	our compliance with the terms contained in our debt agreements and our ability to reach agreements with our lenders to restructure our indebtedness;
•	our substantial leverage, including our ability to generate sufficient cash flow to service our existing debt and the incurrence of substantial indebtedness in the future;
•	our ability to successfully employ our existing drybulk and offshore support vessels and our LPG and tanker vessels as they are delivered;
•
our vessel contract backlog, contract commencements, contract terminations, contract option exercises, contract revenues, contract awards and platform and offshore support vessels mobilizations and performance provisions;

•
our future capital expenditures and investments in the construction, acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, and ability to finance such capital expenditures and investments); and

•	statements about drybulk shipping and offshore support or LPG and oil market trends, charter rates and factors affecting supply and demand.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish the expectations, beliefs or projections described in the forward-looking statements contained in this prospectus.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the price and trading volume for shares of our common stock, the strength of world economies and currencies, general market conditions, including changes in charter rates and vessel values, failure of a seller or shipyard to deliver one or more vessels, failure of a buyer to accept delivery of a vessel, inability to procure financing for capital expenditures or investments or refinancing for existing indebtedness on acceptable terms or at all, defaults or contract terminations by one or more charterers of our vessels, changes in demand for drybulk commodities, LPG, oil or offshore support services, changes in charter rates that may affect the willingness of time charterers to complete their charters or cause time charterers to seek to renegotiate charters, scheduled and unscheduled drydocking, changes in our voyage and operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations, changes in our relationships with the lenders under our debt agreements, potential liability from pending or future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents, international hostilities and political events or acts by terrorists.
We refer you to the section entitled "Risk Factors," beginning on page 7 of this prospectus and on page 6 of our most recent Annual Report on Form 20-F, which is incorporated by reference herein, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
Forward-looking statements reflect only as of the date on which they are made. We will not update any forward-looking statements to reflect future events, developments, or other information. If we do update one or more forward-looking statements, no inference should be drawn that additional updates will be made regarding that statement or any other forward-looking statements.
ENFORCEMENT OF CIVIL LIABILITIES
We are a Marshall Islands company and our executive offices are located outside the United States in Athens, Greece. The Majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that the courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

PER SHARE MARKET PRICE INFORMATION
The trading market for our common stock is the NASDAQ Capital Market, on which the shares are listed under the symbol "DRYS." You should carefully review the high and low prices of DryShips Inc.'s common shares in the tables for the months, quarters and years indicated under the heading "Item 9. The Offer and Listing" in our Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference herein.
Additionally, the high and low market prices for our common stock for the periods indicated below were as follows:
For the Quarter Ended**	HIGH	LOW
March 31, 2017	$30.24	$1.23

For the Month Ended
April 2017 (through April 7, 2017)	$1.43	$0.70
March 2017	$2.12	$1.23

** As adjusted to account for the 1-for-8 reverse stock split effective on January 23, 2017.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our unaudited ratio of earnings to fixed charges (or the dollar amount of the coverage deficiency in periods that earnings are inadequate to cover fixed charges) for each of the preceding five fiscal years.
	Year Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2014		Year Ended December 31, 2015	Year Ended December 31, 2016
Earnings/ (loss)
Income/(loss) from continuing operations before income taxes, equity in loss of investee and non-controlling interests	$(244,636)	$(153,437)	$135,843		$(1,073,989)	$(157,194)
Add: Depreciation of capitalized interest	5,137	5,979	9,552		21,076	-
Add: Fixed charges	269,095	401,843	450,246		180,144	8,857
Less: Capitalized interest	(58,967)	(69,714)	(39,225)		(12,060)	-
Total Earnings/ (loss)	$(29,371)	$184,671	$556,416		$(884,829)	$(148,337)

Fixed Charges
Interest expensed and capitalized	209,692	309,094	351,701		154,417	8,061
Amortization and write-off of capitalized expenses relating to indebtedness	59,403	92,749	98,545		25,727	796
Total Fixed Charges	$269,095	$401,843	$450,246		$180,144	$8,857
Ratio of Earnings to Fixed Charges	-	-	1.2	x	-	-
Dollar Amount of Deficiency in Earnings to Fixed Charges	298,466	217,172	N/A		1,064,973	157,194

As of April 7, 2017, there were 29,166 shares of Series D Preferred Stock outstanding.

CAPITALIZATION
Each prospectus supplement will include information on our consolidated capitalization.

USE OF PROCEEDS
We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus, through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
In addition, we may enter into option or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our shares of common stock by broker-dealers;
•	sell common shares short themselves and deliver the shares to close out short positions;
•
enter into option or other types of transactions that require us to deliver shares of common stock to a broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, and our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Capital Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold under this registration statement.

DESCRIPTION OF CAPITAL STOCK
For purposes of the description of the Company's capital stock below, references to "us," "we" and "our" refer only to DryShips Inc. and not any of its subsidiaries. Please see our Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws, copies of which are incorporated by reference as exhibits to our Annual Report on Form 20-F for the year ended December 31, 2016.  Please also see the Statement of Designations of the Series C Convertible Preferred Shares, which was filed as an exhibit to our Report on Form 6-K filed with the SEC on June 8, 2016, the Certificate of Designation of the Series D Preferred Stock, which was filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2016, and the Statement of Designations of the Series E-1 Convertible Preferred Shares and Series E-2 Convertible Preferred Shares, respectively, which were filed as exhibits to our Report on Form 6-K filed with the SEC on November 17, 2016.
Authorized and Outstanding Capital Stock
Under our Amended and Restated Articles of Incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, of which 177,351,369 shares (excluding treasury stock) are issued and outstanding as of April 7, 2017 and 500,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000,000 shares have been designated as Series A Convertible Preferred Stock, 10,000,000 as Series A Participating Preferred Stock, 100,000,000 shares have been designated as Series B Convertible Preferred Stock, 10,000 shares have been designated as Series C Convertible Preferred Stock, 3,500,000 shares have been designated as Series D Preferred Stock, 50,000 shares have been designated as Series E-1 Convertible Preferred Stock, and 50,000 shares have been designated as Series E-2 Convertible Preferred Stock. As of April 7, 2017, there were 29,166 shares of Series D Preferred Stock outstanding, and no other preferred shares were issued and outstanding. All of our shares of stock are in registered form.
Description of Common Stock
Each share of our outstanding common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of our common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Holders of shares of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of shares of our common stock are subject to the rights of the holders of any preferred shares that may be outstanding. Shares of our stock are listed on Nasdaq under the symbol "DRYS."
On February 22, 2016, a committee of our board of directors determined to affect a 1-for-25 reverse stock split of shares of our common stock. The reverse stock split occurred, and shares of our common stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on March 11, 2016.
On July 29, 2016, our board of directors determined to effect a 1-for-4 reverse stock split of shares of our common stock.  The reverse stock split occurred, and shares of our common stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on August 15, 2016.
On October 27, 2016, a committee of our board of directors determined to effect a 1-for-15 reverse stock split of shares of our common stock.  The reverse stock split occurred, and shares of our common stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on November 1, 2016.
On December 23, 2016, we entered into a common stock purchase agreement, or the 2016 Purchase Agreement, with Kalani Investments Limited, or the Investor. The 2016 Purchase Agreement provided that, upon the terms and subject to the conditions set forth therein, the Investor was committed to purchase up to $200.0 million worth of shares of our common stock over the 24-month term of the purchase agreement and would receive up to an aggregate of $1.5 million of shares of our common stock as a commitment fee in consideration for entering into the 2016 Purchase Agreement. As of January 31, 2017, we completed the sale to the Investor of the full $200.0 million worth of shares of our common stock under the 2016 Purchase Agreement, which then automatically terminated in accordance with its terms. Between the date of the 2016 Purchase Agreement, December 23, 2016, and January 30, 2017, we sold an aggregate 31,769,940 shares of our common stock to the Investor at an average price of approximately $6.30 per share.

On January 18, 2017, our board of directors determined to effect a 1-for-8 reverse stock split of shares of our common stock.  The reverse stock split occurred, and shares of our common stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on January 23, 2017.
On February 17, 2017, we entered into a common stock purchase agreement, or the February 2017 Purchase Agreement, with the Investor.  The February 2017 Purchase Agreement provided that, upon the terms and subject to the conditions set forth therein, the Investor was committed to purchase up to $200.0 million worth of shares of our common stock over the 24-month term of the purchase agreement and receive up to an aggregate of $1.5 million of shares of our common stock as a commitment fee in consideration for entering into the February 2017 Purchase Agreement. As of March 17, 2017, we completed the sale to the Investor of the full $200.0 million worth of shares of our common stock under the February 2017 Purchase Agreement, which then automatically terminated in accordance with its terms. Between the date of the February 2017 Purchase Agreement, February 17, 2017, and March 16, 2017, we sold an aggregate 114,947,079 shares of our common stock to the Investor at an average price of approximately $1.74 per share, and issued an aggregate 854,631 common shares to the Investor as a commitment fee for entering into the February 2017 Purchase Agreement.
On April 3, 2017, we entered into a common stock purchase agreement, or the April 2017 Purchase Agreement, with the Investor. The April 2017 Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase up to $226.4 million worth of shares of our common stock over the 24-month term of the purchase agreement and would receive up to an aggregate of $1.5 million of shares of our common stock as a commitment fee in consideration for entering into the April 2017 Purchase Agreement. Between the date of the April 2017 Purchase Agreement, April 3, 2017, and April 7, 2017, we sold an aggregate 35,692,576 shares of our common stock to the Investor at an average price of approximately $1.08 per share, and issued an aggregate 295,793 common shares to the Investor as a commitment fee for entering into the April 2017 Purchase Agreement.
Description of Preferred Stock
Our Amended and Restated Articles of Incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and
•	the voting rights, if any, of the holders of the series.
Our Series A Convertible Preferred Stock that was outstanding until October 2011 accrued cumulative dividends on a quarterly basis at an annual rate of 6.75% of the aggregate face value. Dividends were payable in preferred stock or cash, if cash dividends have been declared on shares of our common stock. Such accrued dividends were payable in additional shares of preferred stock immediately prior to any conversion.
Each share of Series A Convertible Preferred Stock entitled the holder to one vote on all matters submitted to a vote of our shareholders. Except as otherwise provided in the Certificate of Designations of Rights, Preferences and Privileges of Series A Convertible Preferred Stock, or by law, the holders of shares of Series A Convertible Preferred Stock and the holders of shares of our common stock voted together as one class on all matters submitted to a vote of the Company's shareholders. Except as required by law, holders of Series A Convertible Preferred Stock had no special voting rights and their consent was not be required (except to the extent they are entitled to vote with holders of shares of our common stock as described above) for taking any corporate action.
The Series A Convertible Preferred Stock ranked senior to all other series of our preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series provided otherwise. The Series A Convertible Preferred Stock was not redeemable unless upon any liquidation, dissolution or winding up of the Company, or sale of all or substantially all of the Company's assets, in which case a one-to-one redemption takes place plus any accrued and unpaid dividends.

We entered into the secured revolving credit facility, or the Secured Revolving Credit Facility, with Sifnos Shareholders Inc., or Sifnos, an entity controlled by Mr. Economou, on October 21, 2015, and subsequently amended it on November 11, 2015, pursuant to which we were initially permitted to borrow up to $60.0 million principal amount from Sifnos, as lender.  Pursuant to the terms of the Secured Revolving Credit Facility, on December 30, 2015, we exercised our right to convert $10.0 million in aggregate principal of the Secured Revolving Credit Facility into 8,333 shares (4,000,000 shares before the 1-for-4, 1-for-15, and 1-for-8 reverse stock splits) of our Series B Convertible Preferred Stock.
The holders of each share of Series B Convertible Preferred Stock were entitled to vote with the holders of each share of our common stock on all matters on which shares of our common stock were entitled to vote as a single class, and the shares of Series B Convertible Preferred Stock had five votes per share.  The shares of Series B Convertible Preferred Stock were mandatorily convertible into shares of our common stock on a one to one basis within three months after the issuance thereof or any earlier date selected by us in our sole discretion. The Series B Convertible Preferred Stock had the same dividend and liquidation rights as shares of our common stock.
On March 24, 2016, we entered into an agreement to increase the maximum available amount under the Secured Revolving Credit Facility by $10.0 million to $70.0 million, and as part of the transaction we entered into a Preferred Stock Exchange Agreement to exchange the 8,333 Series B Convertible Preferred Shares (4,000,000 Series B Convertible Preferred Shares before the 1-for-4, 1-for-15 and 1-for-8 reverse stock splits) held by the lender for $8.75 million. We subsequently cancelled the Series B Preferred Shares, effective March 24, 2016.
On April 5, 2016 and September 9, 2016, the Secured Revolving Credit Facility was amended to include certain additional conversion mechanisms. Pursuant to the Secured Revolving Credit Facility, as amended, we had the option to elect, at any time prior to the maturity date of the Secured Revolving Credit Facility, to convert $8.75 million of the outstanding principal amount of loans into 29,166 shares of Series D Preferred Stock (3,500,000 shares of Series D Preferred Stock before the 1-for-15 and 1-for-8 reverse stock split) of the Company. On September 13, 2016, we elected to exercise our preferred stock rights pursuant to the Secured Revolving Credit Facility and issued 29,166 shares of Series D Preferred Stock (3,500,000 shares of Series D Preferred Stock before the 1-for-15 and 1-for-8 reverse stock split) to Sifnos.
Each share of Series D Preferred Stock is entitled to vote with shares of our common stock on all matters on which shares of our common stock are entitled to vote as a single class, and the shares of Series D Preferred Stock have 100,000 votes per share.  Shares of Series D Preferred Stock have the same dividend and liquidation rights as shares of our common stock on a share-for-share basis.
On June 8, 2016, we entered into a securities purchase agreement with an institutional investor for the sale of 5,000 Series C Convertible Preferred Shares, warrants to purchase an additional 5,000 Series C Convertible Preferred Shares and 310 shares of our common stock (148,998 shares of our common stock before the 1-for-4, 1-for 15 and 1-for-8 reverse stock splits). On August 10, 2016, the institutional investor exercised the warrants and we issued an additional 5,000 Series C Convertible Preferred Shares.
Our Series C Convertible Preferred Shares that were outstanding until November 2016, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, ranked senior with respect to all shares of capital stock of the Company except for the Series E-1 and E-2 Convertible Preferred Shares, with which the Series C Convertible Preferred Shares ranked on a pari passu basis. Holders of the Series C Convertible Preferred Shares were entitled to dividends in the amount of 8.0% per annum, subject to an increase to 12% per annum upon the occurrence and continuance of certain triggering events. Dividends were payable monthly in shares of our common stock or cash, at our option.
The Series C Convertible Preferred Shares were initially convertible at any time at the option of the holder into shares of our common stock at a fixed conversion price of $2.75 per common share, subject to adjustment in accordance with the terms of the Series C Convertible Preferred Statement of Designations; provided, however, that if the VWAP of shares of our common stock on Nasdaq was below the fixed conversion price, subject to certain adjustments, then the holder was eligible to convert the Series C Convertible Preferred Shares at an alternate price equal to the higher of (x) 75.0% of the lowest daily volume weighted average price on any trading day during the 21 consecutive trading day period ending on the trading day immediately prior to the conversion date and (y) $0.37.

The Series C Convertible Preferred Shares would not be converted, and shares of our common stock would not be issued in connection therewith, if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our common stock. At each holder's option, the cap could be raised or lowered to any other percentage not in excess of 9.99%, except that any increase would only be effective upon 61-days' prior notice to us.
If the Company was deemed to have issued or sold shares of our common stock, options, or convertible securities for a consideration per share less than the conversion price of the Series C Convertible Preferred Shares then in effect, the conversion price would be reduced to the deemed sale price of such securities.
Upon our liquidation, dissolution or winding up, holders of Series C Convertible Preferred Shares were entitled to be paid out of our assets, before any amount would be paid to the holders of any other shares of our capital stock except for Series E-1 and E-2 Convertible Preferred Shares, an amount per Series C Preferred Share equal to $1,000 plus any accrued but unpaid dividends thereon and the amount per share such holder would receive if such holder converted such Series C Convertible Preferred Shares into shares of our common stock immediately prior to the date of payment.
Except as otherwise required by law (or with respect to approval of certain actions as set forth in the Series C Convertible Preferred Statement of Designations), the Series C Convertible Preferred Shares did not have voting rights.
As of November 18, 2016, all of our outstanding Series C Convertible Preferred Shares have been converted into an aggregate 177,886 shares of our common stock (1,423,091 shares of our common stock before the 1-for-8 reverse stock split) in accordance with the terms of the Certificate of Designations of the Series C Convertible Preferred Shares.
On November 16, 2016, we entered into a securities purchase agreement with the Investor for the sale of 20,000 Series E-1 Convertible Preferred Shares; Series E-1 Preferred Warrants to purchase 30,000 Series E-1 Convertible Preferred Shares; Series E-2 Preferred Warrants to purchase 50,000 Series E-2 Convertible Preferred Shares; prepaid warrants to initially purchase an aggregate of 46,609 shares of our common stock (372,874 shares of our common stock before the 1-for-8 reverse stock split), with the number of shares of our common stock issuable subject to adjustment as described therein; and 12 shares of our common stock (100 shares of our common stock before the 1-for-8 reverse stock split). The gross proceeds from the sale of the securities, including all of the preferred warrants exercised in the transaction amounted to $100.0 million.
We initially issued 20,000 shares of Series E-1 Convertible Preferred Shares and had 30,000 additional shares of Series E-1 Convertible Preferred Shares available to be issued pursuant to our Statement of Designations of the Series E-1 Preferred Shares and Series E-1 Preferred Warrants (as discussed below).  The Series E-1 Preferred Convertible Preferred Shares were convertible at any time at the option of the holder into shares of our common stock at a fixed conversion price of $30.00 per common share; provided, however, that if the VWAP of the shares of our common stock on Nasdaq was below $30.00 (subject to adjustment as described herein), then the holder had the option to convert the Series E-1 Convertible Preferred Shares at an alternate price equal to the higher of (x) 77.5% of the lowest daily volume weighted average price on any trading day during the 14 consecutive trading day period ending on the trading day immediately prior to the conversion date and (y) $1.50. At any time, we were able to redeem all, but not less than all, of the Series E-1 Convertible Preferred Shares on the terms described in the governing documents. An additional 30,000 Series E-1 Convertible Preferred Shares were subsequently issued upon exercise of our Series E-1 Preferred Warrants.
Further, 50,000 Series E-2 Convertible Preferred Shares were issued upon exercise of our Series E-2 Preferred Warrants (as described below) and our Statement of Designations of the Series E-2 Preferred Shares with respect thereto.  The Series E-2 Convertible Preferred Shares were convertible at any time at the option of the holder into shares of our common stock at a fixed conversion price of $30.00 per common share; provided, however, that if the VWAP of the shares of our common stock on Nasdaq was below $30.00 (subject to adjustment as described herein), then the holder had the option to convert the Series E-2 Convertible Preferred Shares at an alternate price equal to the higher of (x) 85.0% of the lowest daily volume weighted average price on any trading day during the 21 consecutive trading day period ending on the trading day immediately prior to the conversion date and (y) $1.50. At any time, the Company was able to redeem all, but not less than all, of the Series E-2 Convertible Preferred Shares on the terms described in the governing documents.

The Series E-1 Preferred Warrants were exercisable into up to 30,000 Series E-1 Convertible Preferred Shares at any time at the option of the holder thereof at an exercise price of $1,000 per Series E-1 Convertible Preferred Share, and would expire two years after the date of issuance of such warrant.
The Series E-2 Preferred Warrants were exercisable into up to 50,000 Series E-2 Convertible Preferred Shares at any time at the option of the holder thereof at an exercise price of $1,000 per Series E-1 Convertible Preferred Share, and would expire two years after the date of issuance of such warrant.
In connection with the purchase of Series E-1 Convertible Preferred Shares, we also agreed to issue to the Investor additional shares of our common stock equal to 1.5% of the quotient of (x) the Aggregate Exercise Price (as defined in the Series E-1 Preferred Warrants) paid to us in connection with an exercise of the Series E-1 Preferred Warrants, divided by (y) the Alternate Conversion Price (as defined in the Series E-1 Convertible Preferred Shares Statement of Designations), which the Investor agreed to accept in the form of a prepaid Series F-1 Common Warrant, or the Additional F-1 Common Shares.  Initially, the Series F-1 Common Warrant was only exercisable into 1,237 shares of our common stock (9,900 shares of our common stock before the 1-for-8 reverse stock split), which together with the 12 shares of our common stock (100 shares of our common stock before the 1-for-8 reverse stock split) issued to the Investor initially, represented the 1,249 shares (10,000 shares of our common stock before the 1-for-8 reverse stock split) issuable at a deemed price of $30.00 per share in connection with the initial issuance of Series E-1 Convertible Preferred Shares.  Upon each exercise of the Series E-1 Preferred Warrants, the related Additional F-1 Convertible Common Shares became exercisable thereunder.  No consideration was required to be paid upon any exercise of the Series F-1 Common Warrants.
In connection with the purchase of Series E-2 Convertible Preferred Shares, we also agreed to issue to the Investor additional shares of our common stock equal to 1.5% of the quotient of (x) the Aggregate Exercise Price (as defined in the Series E-2 Preferred Warrants) paid to us in connection with an exercise of the Series E-2 Preferred Warrants, divided by (y) the Alternate Conversion Price (as defined in the Series E-2 Convertible Preferred Shares Statement of Designations), which the Investor agreed to accept in the form of a prepaid Series F-2 Common Warrant, or the Additional F-2 Common Shares.  Initially, the Series F-2 Common Warrant was not exercisable into any shares of our common stock.  Upon each exercise of the Series E-2 Preferred Warrants, the related Additional F-2 Convertible Common Shares became exercisable thereunder.
As of December 12, 2016, all of the preferred warrants to purchase 30,000 Series E-1 Convertible Preferred Shares, preferred warrants to purchase 50,000 Series E-2 Convertible Preferred Shares and related prepaid warrants to purchase shares of our common stock have been exercised and the Series E-1 Convertible Preferred Shares and Series E-2 Convertible Preferred Shares have been converted into an aggregate 3,991,579 shares of our common stock (31,932,629 shares of our common stock before the 1-for-8 reverse stock split) in accordance with the terms of the Certificate of Designations of the Series E-1 and E-2 Convertible Preferred Shares.
Our Articles of Incorporation and Bylaws
Our purpose, as stated in Section B of our Amended and Restated Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws do not impose any limitations on the ownership rights of our shareholders.
Directors
Our directors are elected by a plurality of the votes cast by shareholders entitled to vote in an election. Our Amended and Restated Articles of Incorporation provide that cumulative voting shall not be used to elect directors. Our board of directors must consist of at least three members. The exact number of directors is fixed by a vote of at least 66 2/3% of the entire board. Our Amended and Restated Bylaws provide for a staggered board of directors whereby directors shall be divided into three classes: Class A, Class B and Class C which shall be as nearly equal in number as possible. Shareholders, acting as at a duly constituted meeting, or by unanimous written consent of all shareholders, initially designated directors as Class A, Class B or Class C. The term of our directors designated Class A directors expires at our 2017 annual meeting of shareholders. Class B directors serve for a term expiring at our 2018 annual meeting of shareholders. Directors designated as Class C directors serve for a term expiring at our 2019 annual meeting of shareholders. At annual meetings for each initial term, directors to replace those whose terms expire at such annual meetings will be elected to hold office until the third succeeding annual meeting. Each director serves his respective term of office until his successor has been elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Under our Amended and Restated Bylaws, no contract or transaction between the Company and one or more of our directors or officers, or between the Company and any other corporation, partnership, association or other organization of which one or more of our directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of our board of directors or a committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her or their relationship or interest as to the contract or transaction are disclosed or are known to our board or directors or the applicable committee thereof and the board of directors or such committee, as applicable, in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the board of directors as defined under the BCA, then by unanimous vote of the disinterested directors; (ii) the material facts as to his or her or their relationship or interest as to the contract or transaction are disclosed or are known to the Company's shareholders, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by our board of directors, a committee thereof or our shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof that authorizes the contract or transaction.
Shareholder Meetings
Under our Amended and Restated Bylaws, annual shareholders meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.
Dissenters' Rights of Appraisal and Payment
Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our Amended and Restated Articles of Incorporation, a shareholder also has the right to dissent and receive payment for the shareholder's shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.
Shareholders' Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Indemnification of Officers and Directors
Our Amended and Restated Bylaws include a provision that entitles any director or officer of the Company to be indemnified by the Company upon the same terms, under the same conditions and to the same extent as authorized by the BCA if he acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

We are also authorized to carry directors' and officers' insurance as a protection against any liability asserted against our directors and officers acting in their capacity as directors and officers regardless of whether the Company would have the power to indemnify such director or officer against such liability by law or under the provisions of our bylaws. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The indemnification provisions in our Amended and Restated Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Anti-takeover Provisions of our Charter Documents
Several provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Blank Check Preferred Stock
Under the terms of our Amended and Restated Articles of Incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 500,000,000 shares of blank check preferred stock. As of April 7, 2017, there were 29,166 shares of Series D Preferred Stock (3,500,000 shares of Series D Preferred Stock before the 1-for-15 and 1-for-8 reverse stock split) outstanding. Our board of directors may issue additional shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
Our Amended and Restated Articles of Incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. The classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our Company. It could also delay shareholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.
Election and Removal of Directors
Our Amended and Restated Articles of Incorporation prohibit cumulative voting in the election of directors. We have also issued 29,166 shares of Series D Preferred Stock (3,500,000 shares of Series D Preferred Stock before the 1-for-15 and 1-for-8 reverse stock split), of which each share carries 100,000 votes, to Sifnos, an entity controlled by our Chairman and Chief Executive Officer, Mr. George Economou, which may make it more difficult or impossible for a third party to elect directors without the support of Mr. Economou.
Further, our Amended and Restated Bylaws require shareholders to give advance written notice of nominations for the election of directors. Our Amended and Restated Bylaws also provide that our directors may be removed only for cause and only upon affirmative vote of the holders of at least 66⅔% of the outstanding voting shares of the Company. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders
Under the BCA and our Amended and Restated Bylaws, any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our Amended and Restated Bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chairman of our board of directors or the President may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting of shareholders for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting of shareholders.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our Amended and Restated Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the preceding year's annual meeting of shareholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Stockholders Rights Agreement
We entered into a Stockholders Rights Agreement with American Stock Transfer & Trust Company, as Rights Agent, as of January 18, 2008. Under this Agreement, we declared a dividend payable of one preferred share purchase right, or Right, to purchase one one-thousandth of a share of our Series A Participating Preferred Stock for each outstanding common share. The Right will separate from the common shares and become exercisable after (1) the 10th business day after a person or group acquires ownership of 15% or more of our common shares or (2) the 10th business day (or such later date as determined by the company's board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of our common shares, or collectively, the Distribution Date. On the Distribution Date, each holder of a Right will be entitled to purchase for $250.00, or the Exercise Price, a fraction (1/1000th) of one share of our Series A Participating Preferred Stock, which has similar economic terms as one of our common shares. Subject to certain exceptions, if a person acquires more than 15% of our common shares, referred to as an Acquiring Person, each holder of a Right (except that Acquiring Person) will be entitled to buy at the exercise price the number of our common shares stock having a market value of twice the exercise price. In addition, any time after the date an Acquiring Person obtains more than 15% of our common shares and before that Acquiring Person acquires more than 50% of our outstanding common shares, we may exchange each right owned by all other Rights holders, in whole or in part, for one of our common shares. We may also redeem the Rights at any time prior to a public announcement that a person has acquired ownership of 15% or more of the Company's common stock.
On July 9, 2009, the Stockholders Rights Agreement was amended for the sole purpose of amending and restating the definition of Acquiring Person to exempt persons acquiring our Series A Convertible Preferred Stock and any of our common shares resulting from the conversion of any such preferred stock from the definition of Acquiring Person, subject to certain exceptions. On April 21, 2010, the Stockholders Rights Agreement was further amended for the sole purpose of further amending and restating the definition of Acquiring Person to exempt from the definition of Acquiring Persons any persons acting (i) as a broker, dealer, distributor or initial purchaser or underwriter of our securities or as a market-maker with respect to such securities or (ii) in connection with share lending agreements or similar agreements between us or any of our affiliates and such person or any of such person's affiliates or associates, subject to certain exceptions.
The Rights expire on the earliest of (1) February 4, 2018 or (2) the exchange or redemption of the Rights as described above. The terms of the rights and the Stockholders Rights Agreement may be amended without the consent of the Rights holders at any time on or prior to the Distribution Date. After the Distribution Date, the terms of the Rights and the Stockholders Rights Agreement may be amended to make changes, which do not adversely affect the rights of the Rights holders (other than the Acquiring Person). The Rights do not have any voting rights. The Rights have the benefit of certain customary anti-dilution protections. As of April 7, 2017, no exercise of any Right had occurred.

Description of Preferred Share Purchase Rights
Each common share includes one right, which we refer to as a Right, that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of the Company's Series A Participating Preferred Stock, or the Preferred Stock, at an initial exercise price of $130.00 per unit, or the Exercise Price, subject to specified adjustments. The Rights were initially issued pursuant to a preferred share purchase rights agreement dated January 18, 2008, or the Rights Agreement, and American Stock Transfer & Trust Company is the rights agent under the assigned Rights agreement, or the Rights Agent.  Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other shareholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our Board can approve a redemption of the Rights for a permitted offer, the Rights should not interfere with a merger or other business combination approved by our Board. We have summarized the material terms and conditions of the Rights Agreement and the Rights below. For a complete description of the Rights, we encourage you to read the Rights Agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.
Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common stock and will attach to all common stock certificates we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on the tenth anniversary date of the adoption of the rights plan, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock or
•
the 10th business day (or such later date as determined by the Board) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.

Any person or group who acquires ownership of 15% or more of the Company's common stock shall be deemed an "Acquiring Person," but shall not include the Company, or anyone excepted from such definition in the Rights Agreement.
Persons who are the beneficial owner of 15% or more of the Company's common stock on the effective date of the Rights Agreement are excluded from the definition of Acquiring Person, until such time as they acquire an additional 5% of our outstanding common stock for purposes of the Rights, and therefore until such time, their ownership cannot trigger the Rights. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common shares by us, will not become acquiring persons as a result of those transactions, as described in detail in the Rights Agreement.
Our Board may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.
Until the Rights distribution date:
•	our common stock certificates will evidence the Rights, and the Rights will be transferable only with those certificates; and
•	any new common share will be issued with Rights and new certificates will contain a notation incorporating the Rights agreement by reference.
As soon as practicable after the Rights distribution date, the Rights agent will mail certificates representing the Rights to holders of record of common shares at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any common shares we issue after the Rights distribution date, except as our Board may otherwise determine.

Flip-In Event
A "flip-in event" will occur under the Rights Agreement when a person becomes an Acquiring Person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an Acquiring Person pursuant to a merger or other acquisition agreement that has been approved by our Board prior to that person becoming an Acquiring Person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading "Redemption of Rights" below or, if the Acquiring Person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading "Exchange of Rights" below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of common shares, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such Right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an Acquiring Person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Flip-Over Event
A "flip-over event" will occur under the Rights Agreement when, at any time after a person has become an Acquiring Person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading "Flip-In Event" above, will have the Right to receive the number of common shares of the acquiring company which has a current market price equal to two times the exercise price of such Right.
Anti-dilution
The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the Exercise Price of the Rights until cumulative adjustments amount to at least 1% of the Exercise Price. The Rights Agreement does not require us to issue fractional shares of our preferred shares that are not integral multiples of one-thousandth of a share, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.
Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.001 per Right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or common shares. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our Board timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.
Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one common share per Right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing shareholders becoming the beneficial owner of 50% or more of our outstanding common shares for the purposes of the Rights Agreement.

Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any Acquiring Person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption and we may only lengthen any time period for the purpose of protecting, enhancing or clarifying the right of and/or the benefits to the holders of Rights (other than the Acquiring Person).

Dividends
In light of a lower freight rate environment and a highly challenged financing environment, our board of directors, beginning in the fourth quarter of 2008, previously suspended dividends in respect of our common shares. Beginning for the fourth quarter ended December 31, 2016, our board of directors approved a dividend policy to declare and pay quarterly dividends of $2.5 million to holders of our common stock. The dividend per share to be paid by the Company will be determined based on the number of shares outstanding on the applicable record date. We may however in the future determine to set aside amounts for vessel acquisition and other liabilities that would reduce or eliminate the cash available for distribution as dividends. We may also incur other expenses or liabilities that would reduce or eliminate the cash available for distribution as dividends.
Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends, if any, in the future, will also depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. If there is a substantial decline in the drybulk, LPG, tanker or offshore drilling charter markets, our earnings would be negatively affected thus limiting our ability to pay dividends, if any, in the future. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment of such dividend.
We believe that, under current U.S. law, any future dividend payments from our then current and accumulated earnings and profits, as determined under U.S. federal income tax principles, would constitute "qualified dividend income" and, as a consequence, non-corporate U.S. shareholders would generally be subject to the same preferential U.S. federal income tax rates applicable to long-term capital gains with respect to such dividend payments. Distributions in excess of our earnings and profits, as so calculated, will be treated first as a non-taxable return of capital to the extent of a U.S. stockholder's tax basis in its common shares on a dollar-for-dollar basis and thereafter as capital gain.
Our dividend policy is assessed by our board of directors from time to time. The suspension of dividends allowed us to preserve capital and use the preserved capital to capitalize on market opportunities as they may arise. In addition, other external factors, such as our lenders imposing restrictions on our ability to pay dividends under the terms of our loan agreements, may limit our ability to pay dividends. Further, we may not be permitted to pay dividends if we are in breach of the covenants contained in our loan agreements.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this registration statement or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into this registration statement or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to this registration and Exchange Act reports as "subsequent filings." The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939.  Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
The subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such  redemption or repurchase;

•	any optional or mandatory sinking fund provisions;
•	any conversion or exchangeability provisions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system; and
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6) makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders.  These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those participants.

We expect that each of the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture are expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC's nominee.
Bearer Global Securities. Debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.
Governing Law
The indenture and the debt securities are expect to be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing.  Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.
The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

TAX CONSIDERATIONS
In the opinion of Seward & Kissel LLP, the following are the material United States federal income tax and Marshall Islands tax consequences to us of our activities and to U.S. Holders and Non-U.S. Holders, each as defined below, of the ownership of common shares. The following discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, or the "Code," existing and proposed U.S. Treasury Department regulations, or Treasury Regulations, administrative rulings, pronouncements and judicial decisions, all as of the date of this prospectus. Unless otherwise noted, references to the "Company" include the Company's subsidiaries. Except as otherwise discussed herein, this discussion assumes that the Company does not have an office or other fixed place of business in the United States.
Taxation of the Company's Shipping Income: In General
The Company anticipates that it will derive gross income from the use and operation of vessels and offshore support vessels in international commerce and that this income will principally consist of freights from the transportation of cargoes, hire or lease from time or voyage charters and the performance of services directly related thereto, which the Company refers to as "shipping income."
Shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be considered to be 50% derived from sources within the United States. Shipping income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. The Company is not permitted by law to engage in transportation that gives rise to 100% U.S. source income. Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States.
Shipping Income derived from sources outside the United States will not be subject to U.S. federal income tax.
Based upon the Company's anticipated shipping operations, the Company's vessels will operate in various parts of the world, including to or from U.S. ports. Unless exempt from U.S. taxation under Section 883 of the Code, the Company will be subject to U.S. federal income taxation, in the manner discussed below, to the extent its shipping income is considered derived from sources within the United States.
Application of Code Section 883
Under the relevant provisions of Section 883 of the Code and the Treasury Regulations promulgated thereunder, the Company will be exempt from U.S. taxation on its U.S. source shipping income if:
(i)
It is organized in a "qualified foreign country" which is one that grants an equivalent exemption from tax to corporations organized in the United States in respect of each category of shipping income for which exemption is being claimed under Section 883 of the Code, which the Company refers to as the "Country of Organization Requirement"; and

(ii)	It can satisfy any one of the following two (2) stock ownership requirements:
•
more than 50% of the Company's stock, in terms of value, is beneficially owned by individuals who are residents of a qualified foreign country, which the Company refers to as the "50% Ownership Test"; or

•
the Company's stock is "primarily and regularly" traded on an established securities market located in the United States or in a qualified foreign country, which the Company refers to as the "Publicly Traded Test".

The U.S. Treasury Department has recognized (i) the Marshall Islands, the country of incorporation of the Company and of a number of its ship-owning subsidiaries and (ii) Malta, the country of incorporation of the remaining ship-owning subsidiaries of the Company, as qualified foreign countries. Accordingly, the Company and its subsidiaries satisfy the Country of Organization Requirement.

Therefore, the Company's eligibility to qualify for exemption under Section 883 is wholly dependent upon being able to satisfy one of the stock ownership requirements. For the 2016 taxable year, the Company believes that it satisfied the Publicly-Traded Test since, for more than half the days of the Company's 2016 taxable year, the Company's stock was "primarily and regularly traded" on the Nasdaq Capital Market, which is an "established securities market" in the United States within the meaning of the Treasury Regulation under Section 883 of the Code, and intends to take this position on its 2016 United States income tax returns.
Under the Treasury Regulations, stock of a corporation will be considered to be "regularly traded" on an established securities market if one or more classes of stock of the corporation representing more than 50% of the total combined voting power of all classes of stock entitled to vote and of the total value of the stock of the corporation are listed on such market during the taxable year. Since our common shares, which constitute more than 50% of the total combined voting power and total value of our stock, are listed on the Nasdaq Capital Market, we will satisfy the listing requirement.
It is further required that, with respect to each class of stock relied upon to meet the listing threshold, (i) such class of stock is traded on the market, other than in de minimis quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe we will satisfy the foregoing trading frequency and trading volume tests. Even if this were not the case, the Treasury Regulations provide that the foregoing trading frequency and trading volume tests will be deemed satisfied if, as we expect to be the case with our common shares, such class of stock is traded on an established securities market in the United States, such as the Nasdaq Capital Market, and such stock is regularly quoted by dealers making a market in such stock.
Notwithstanding the foregoing, the Treasury Regulations provide, in pertinent part, that a class of our stock will not be considered to be "regularly traded" on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class of stock are owned, actually or constructively, under specified stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the vote and value of the outstanding shares of such class of stock, which we refer to as the 5 Percent Override Rule.
For purposes of determining the persons that own 5% or more of our common shares, or "5% Shareholders," the Treasury Regulations permit us to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the SEC, as having a 5% or more beneficial interest in our common shares. The Treasury Regulations further provide that an investment company identified on an SEC Schedule 13G or Schedule 13D filing that is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes. We currently do not believe that 5% Shareholders control more than 50% of the voting power or value of our common shares for more than half of the days in the taxable year, and therefore, we should not run afoul of the 5 Percent Override Rule.
Taxation in Absence of Exemption under Section 883 of the Code
To the extent the benefits of Section 883 of the Code are unavailable with respect to any item of U.S. source income, the Company's U.S. source shipping income would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, or the 4% gross basis tax regime. Since under the sourcing rules described above, no more than 50% of the Company's shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on the Company's shipping income would never exceed 2% under the 4% gross basis tax regime.
Gain on Sale of Vessels
Regardless of whether we qualify for exemption under Section 883 of the Code, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

U.S. Federal Income Taxation of Holders
U.S. Federal Income Taxation of U.S. Holders
As used herein, the term "U.S. Holder" means a beneficial owner of any units of our securities being described in this prospectus that is a U.S. citizen or resident, U.S. corporation or other U.S. entity taxable as a corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor regarding the U.S. federal income tax consequences of owning an interest in a partnership that holds our common shares.
Distributions
Subject to the discussion of passive foreign investment companies below, any distributions made by us with respect to our common shares to a U.S. Holder will generally constitute dividends, which may be taxable as ordinary income or "qualified dividend income" as described in more detail below, to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current or accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in its common shares on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a U.S. corporation, the Holders of commons shares that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from the Company. Dividends paid with respect to our common shares will generally be treated as "passive category income" or, in the case of certain types of U.S. Holders, "general category income" for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.
Dividends paid on our common shares to a U.S. Holder who is an individual, trust or estate, or a U.S. Individual Holder, will generally be treated as "qualified dividend income" that is taxable to such U.S. Individual Holders at preferential tax rates provided that (1) the Company's common shares are readily tradable on an established securities market in the United States (such as the Nasdaq Capital Market, on which our common shares are listed); (2) we are not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be); and (3) the U.S. Individual Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend. There is no assurance that any dividends paid on our common shares will be eligible for these preferential rates in the hands of a U.S. Individual Holder.  Any dividends paid by the Company which are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Holder.
Certain series of our preferred shares entitle holders to receive dividends that may be payable in cash, in common shares, or in addition preferred shares.  If distributions on our preferred shares are paid in shares of our common or preferred stock, U.S. Holders will have to include, as ordinary income, the fair market value of the shares of our common or preferred stock, as appropriate, to the extent the distribution is a taxable dividend, as described above, even though no cash is received by the U.S. Holder.  The U.S. Holder will have tax basis in the shares received equal to the fair market value of the shares, and the U.S. Holder will have a new holding period with respect to shares of common or preferred shares received in a distribution.
Special rules may apply to any "extraordinary dividend", which is generally a dividend in an amount which is equal to or in excess of ten percent of a stockholder's adjusted basis (or fair market value in certain circumstances) in one of our common shares. If we pay an "extraordinary dividend" on our common shares that is treated as "qualified dividend income," then any loss derived by a U.S. Individual Holder from the sale or exchange of such common shares will be treated as long-term capital loss to the extent of such dividend.

Sale, Exchange or other Disposition of Common or Preferred Shares
Assuming we do not constitute a passive foreign investment company for any taxable year, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common or preferred shares, as appropriate, in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder's tax basis in such shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder's holding period is greater than one year at the time of the sale, exchange or other disposition. Otherwise, such gain or loss will be treated as long-term capital gain on loss. Such capital gain or loss will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes. A U.S. Holder's ability to deduct capital losses is subject to certain limitations.
Certain series of our preferred shares are subject to redemption by us.  Redemptions may be treated as sales or exchanges, which are generally taxed as capital gain or loss, or as distributions, which may be taxable as a dividend, as described above. If we redeem any or all of the preferred shares, a U.S. holder may recognize capital gain or capital loss if such redemption is not essentially equivalent to a dividend, if the redemption is treated as a substantially disproportionate redemption, or is a complete termination of the holder's interest in the corporation, including as an employee, officer, or director and excluding as any interest that is solely as a creditor.
Certain series of our preferred shares may be converted into our common shares.  Conversion of preferred shares into common shares is generally not a taxable event, and the U.S. Holder's tax basis in the common shares received will be equal to the U.S. Holder's adjusted tax basis in the preferred shares being converted immediately prior to the conversion.  If the conversion price of the offered securities or if the number of common shares into which the preferred shares are being converted is subject to adjustment, the U.S. Holder may be treated as having received a constructive distribution, possibly resulting in a taxable dividend, even though no cash is being received. Recently proposed Treasury Regulations provide guidance on how to determine the taxable amount of the deemed distribution to a holder of a convertible instrument.  These regulations generally provide that a deemed distribution to a holder of a convertible instrument, such as the notes, is treated as a distribution in an amount equal to the increase in the value of the conversion right.  These Treasury Regulations are not effective until finalized but may be relied upon by holders for distributions occurring on or after January 1, 2016. Holders are encouraged to consult their tax advisers regarding the applicability of the proposed regulations to their particular situation.
Passive Foreign Investment Company Status and Significant Tax Consequences
Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common shares, either:
•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or
•	at least 50% of the average value of the assets held by the Company during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary's stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute passive income unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.
Based on our current operations and future projections, we do not believe that we are, nor do we expect to become, a PFIC with respect to any taxable year. Although there is no legal authority directly on point, and we are not relying upon an opinion of counsel on this issue, our belief is based principally on the position that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the tankers, should not constitute assets that produce, or are held for the production of, passive income for purposes of determining whether we are a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and Internal Revenue Service, IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, in the absence of any legal authority specifically relating to the Code provisions governing PFICs, the IRS or a court could disagree with our position. In addition, although we intend to conduct our affairs in a manner so as to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a "Qualified Electing Fund," which election we refer to as a "QEF election." As an alternative to making a QEF election, a U.S. Holder should be able to elect to mark-to-market our common shares, which election we refer to as a "Mark-to-Market Election." In addition, if we were to be treated as a PFIC for any taxable year, a U.S. Holder that owns our common shares in that year would generally be required to file a Form 8621 with its U.S. federal income tax return for that year.
Taxation of U.S. Holders Making a Timely QEF Election
If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as a "U.S. Electing Holder," the U.S. Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the U.S. Electing Holder, regardless of whether or not distributions were received from us by the U.S. Electing Holder. The U.S. Electing Holder's adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. A U.S. Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares. A U.S. Holder would make a QEF election with respect to any taxable year that our company is a PFIC by filing IRS Form 8621 with his U.S. federal income tax return. If we were aware that we were to be treated as a PFIC for any taxable year, we would provide each U.S. Holder with all necessary information in order to make the QEF election described above.
Taxation of U.S. Holders Making a Mark-to-Market Election
Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate, our stock is treated as "marketable stock," a U.S. Holder would be allowed to make a Mark-to-Market Election with respect to our common shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such holder's adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder's tax basis in its common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.
Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a Mark-to-Market Election for that year, whom we refer to as a "Non-Electing U.S. Holder," would be subject to special rules with respect to (1) any excess distribution (e.g., the portion of any distributions received by the Non-Electing U.S. Holder on our common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing U.S. Holder in the three preceding taxable years, or, if shorter, the Non-Electing U.S. Holder's holding period for the common shares), and (2) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing U.S. Holders' aggregate holding period for the common shares;
•	the amount allocated to the current taxable year and any taxable year before we became a PFIC would be taxed as ordinary income; and
•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our common shares. If a Non-Electing U.S. Holder who is an individual dies while owning our common shares, such holder's successor generally would not receive a step-up in tax basis with respect to such shares.
Taxation of U.S. Holders Acquiring Our Debt Securities
Generally, a U.S. Holder will have a beginning tax basis in the debt securities equal to the cost of the debt securities, increased, if applicable, by any market discount preciously included in income by such U.S. Holder pursuant to an election to include market discount in income currently as it accrues, and reduced (but not below zero), if applicable, by the accrual of any amortizable bond premium which such U.S. Holder has previously elected to deduct from gross income and any payment on the debt securities other than qualified stated interest.  A U.S. Holder will generally have to include stated interest on a debt security will be including in the U.S. Holder's income as ordinary income.  The sale, exchange or retirement of a debt security by a U.S. Holder will be a taxable transaction in which the U.S. Holder will recognize capital gain or capital loss if the amount realized from the sale, exchange or retirement of the debt security is greater or less than the U.S. Holder's adjusted tax basis in the debt security.  We may offer debt securities that have, among possible other features, variable interest rates, original issue discount, or conversion rights, and the tax consequences of holding such debt securities will be described in a prospectus supplement.
Taxation of U.S. Holders Acquiring Our Warrants
Neither we nor a U.S. Holder of our warrants will recognize gain or loss as a result of the U.S. Holder's receipt of our common stock upon exercise of a warrant. A U.S. Holder's adjusted tax basis in the common shares received will be an amount equal to the U.S. holder's adjusted tax basis in the warrant that is being exercised plus any exercise premium being paid by the U.S. Holder.  If the warrants lapse without being exercised, the U.S. Holder will recognize capital loss in the amount equal to the U.S. Holder's adjusted tax basis in the warrants. A U.S. Holder's holding period for common shares received upon exercise of a warrant will commence on the date the warrant is exercised.
The exercise price of a warrant may be subject to adjustment (for anti-dilution purposes) under certain circumstances. If an adjustment increases a proportionate interest of the U.S Holder of a warrant in the fully diluted common stock without proportionate adjustments to the holders of our common stock, U.S. Holder of the warrants may be treated as having received a constructive distribution, which may be taxable to the U.S. Holder as a dividend.
If we are a PFIC, U.S. Holders of our warrants may not be able to make a QEF election, but a mark to market election may be available.  In the absence of either election, a U.S. Holder of our warrants during any period when we are a PFIC may be subject to adverse U.S. federal income tax consequences.
Taxation of U.S. Holders Acquiring Our Units
If we offer one or more of our securities as a "unit," U.S. Holders must allocate the purchase price for the offered unit on the basis of the fair market values of the constituent securities comprising an offered unit.
U.S. Federal Income Taxation of "Non-U.S. Holders"
A beneficial owner of common shares, other than an entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder is referred to herein as a "Non-U.S. Holder."
Dividends on Common Shares
Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends received from us with respect to our common shares, unless that income is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of a U.S. income tax treaty with respect to those dividends, that income is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Common Shares
Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares, unless:

•
the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of an income tax treaty with respect to that gain, that gain is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, the income from the common shares, including dividends and the gain from the sale, exchange or other disposition of the common shares that is effectively connected with the conduct of that trade or business will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, if you are a corporate Non-U.S. Holder, your earnings and profits that are attributable to the effectively connected income, which are subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
Backup Withholding and Information Reporting
In general, dividend payments, or other taxable distributions, made within the United States to a holder of common shares will be subject to information reporting requirements. Such payments will also be subject to backup withholding tax if paid to a non-corporate U.S. Holder who:
•	ails to provide an accurate taxpayer identification number;
•	is notified by the IRS that he has failed to report all interest or dividends required to be shown on his U.S. federal income tax returns; or
•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an appropriate IRS Form W-8.
If a Non-U.S. Holder sells our common shares to or through a U.S. office or broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder certifies that it is a non-U.S. person, under penalties of perjury, or it otherwise establishes an exemption. If a Non-U.S. Holder sells common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to the Non-U.S. Holder outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made to the Non-U.S. Holder outside the United States, if the Non-U.S. Holder sells common shares through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States.
Backup withholding tax is not an additional tax. Rather, a taxpayer generally may obtain a refund of any amounts withheld under backup withholding rules that exceed the taxpayer's income tax liability by filing a refund claim with the IRS.
Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain U.S. entities) who hold "specified foreign financial assets" (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, the common shares, unless the shares held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged consult their own tax advisors regarding their reporting obligations under this legislation.

Marshall Islands Tax Considerations

We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our stockholders.
Other Tax Considerations
In addition to the tax consequences discussed above, we may be subject to tax in one or more other jurisdictions where we conduct activities. The amount of any such tax imposed upon our operations may be material.
We provide offshore support services to third parties through our wholly-owned subsidiaries. Such services may be provided in countries where the tax legislation subjects offshore support revenue to withholding tax or other corporate taxes, and where the operating cost may also be increased due to tax requirements. The amount of such taxable income and liability will vary depending upon the level of our operations in such jurisdiction in any given taxable year. Distributions from our subsidiaries may be subject to withholding tax.
We do not benefit from income tax positions that we believe are more likely than not to be disallowed upon challenge by a tax authority. If any tax authority successfully challenges our operational structure, inter-company pricing policies or the taxable presence of our key subsidiaries in certain countries; or if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure; or if we lose a material tax dispute in any country, particularly in the United States or Brazil, our effective tax rate on our world-wide earnings could increase substantially and our earnings and cash flows from operations could be materially adversely affected.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee		$231,800
FINRA fee		$225,500
Legal fees and expenses	$	*
Accounting fees and expenses		$10,728
Printing and engraving expenses	$	*
Transfer agent and registrar fees	$	*
Indenture trustee fees and expenses	$	*
Blue sky fees and expenses	$	*
Miscellaneous	$	*
Total	$	*
________________________
*	To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States and Marshall Islands law.
EXPERTS
The consolidated financial statements of DryShips Inc., appearing in DryShips Inc.'s Annual Report on Form 20-F for the year ended December 31, 2016 and the effectiveness of DryShips Inc.'s internal control over financial reporting as of December 31, 2016, have been audited by Ernst Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.  The address of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is Chimarras 8B, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants, or SOEL, Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the SEC. You may read and copy any document that we file and obtain copies at the prescribed rates from the SEC's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and other information regarding issuers that file electronically with the SEC. Our filings are also available on our website at http://www.dryships.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

Information Incorporated by Reference
The SEC allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
Current Reports on Form 6-K, filed with the SEC on March 16, 2017, March 17, 2017, March 28, 2017, April 3, 2017, April 6, 2017, April 7, 2017 and April 10, 2017, other than the statements attributed to Mr. George Economou or Mr. Anthony Kandylidis in each, as applicable;

•
Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on March 13, 2017, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	Registration Statement on Form 8-A12B, filed with the SEC on January 18, 2008, and any amendment thereto; and
•	Registration Statement on Form 8-A12G, filed with the SEC on January 31, 2005, and any amendment thereto.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
DryShips Inc.
Attn: Mr. Dimitris Dreliozis
109 Kifisias Avenue and Sina Street
151 24, Marousi
Athens, Greece
+ 011 30 216 20 06 600

Information provided by the Company
We will furnish holders of shares of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NASDAQ Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II
 INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers.
The Second Amended and Restated Bylaws of the Registrant provide as follows:
(1) Any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporation Act of the Republic of the Marshall Islands, or BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.
The Amended and Restated Articles of Incorporation of the Registrant provide as follows:
(1) No director shall be personally liable to the Registrant or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the BCA as the same exists or may be hereafter amended. If the BCA is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated to the fullest extent authorized by the BCA, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:
Indemnification of directors and officers.
(1) Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
(2) Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer is successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.
(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.
Item 9. Exhibits
The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference (the "Exhibit Index").
Item 10. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)	Not applicable.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (g)	Not applicable.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.
(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 10, 2017.
DRYSHIPS INC.

By:	/s/ George Economou
Name: George Economou Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ George Economou*	Chairman of the Board of Directors,	April 10, 2017
George Economou	Chief Executive Officer (Principal Executive Officer)

/s/ Anthony Kandylidis*	President and Chief Financial Officer (Principal Financial Officer)	April 10, 2017
Anthony Kandylidis

/s/ Harry Kerames*	Director	April 10, 2017
Harry Kerames

/s/ George Demathas*	Director	April 10, 2017
George Demathas

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this registration statement in the City of Newark, State of Delaware, on April 10, 2017.
PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement (for equity securities) (1)

1.2	Underwriting Agreement (for debt securities) (1)

4.1
Form of Share Certificate, incorporated by reference to Exhibit 2.1 to the Annual Report of DryShips Inc. on Form 20-F, for the fiscal year ended December 31, 2008, filed with the SEC on March 30, 2009

4.2	Form of Preferred Stock Certificate (1)

4.3	Form of Global Note (1)

4.4	Form of Senior Debt Securities Indenture, incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-3 (File No. 333-216826), filed with the SEC on March 20, 2017

4.5	Form of Senior Debt Subordinated Indenture, incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-3 (File No. 333-216826), filed with the SEC on March 20, 2017

4.6	Form of Warrant Agreement (1)

4.7	Form of Purchase Contract (1)

4.8	Form of Rights Agreement (1)

4.9	Form of Unit Agreement (1)

4.10
Stockholders Rights Agreement dated as of January 18, 2008, between the Company and American Stock Transfer & Trust Company, as Rights Agent, incorporated by reference to Exhibit 4.2 to the Registration Statement of DryShips Inc. on Form 8-A, filed with the SEC on January 18, 2008

4.11
Amendment No. 1, dated as of July 9, 2009, to Stockholders Rights Agreement dated as of January 18, 2008, incorporated by reference to Exhibit 99.1 to the Registration Statement of DryShips Inc. on Form 8-A, filed with the SEC on July 15, 2009

4.12
Amendment No. 2, dated as of April 21, 2010, to Stockholders Rights Agreement dated as of January 18, 2008, incorporated by reference to Exhibit 99.1 to the Registration Statement of DryShips Inc. on Form 8-A, filed with the SEC on April 27, 2010

5.1
Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company, as to the validity of the common shares, preferred shares, debt securities, warrants, rights, purchase contracts and units, incorporated by reference to Exhibit 5.1to the Registration Statement on Form F-3 (File No. 333-216826), filed with the SEC on March 20, 2017.

8.1	Opinion of Seward & Kissel LLP, with respect to certain U.S. and Marshall Islands tax matters

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas) Certified Auditors Accountants S.A.)

24.1	Power of Attorney (contained in signature page of the Registration Statement on Form F-3 (File No. 333-216826), filed with the SEC on March 20, 2017)

25.1	Form of T-1 Statement of Eligibility (senior indenture) (2)

25.2	Form of T-1 Statement of Eligibility (subordinated indenture) (2)

(1) To be filed either as an amendment or as an exhibit to a report filed pursuant to the Exchange Act of the Registrant and incorporated by reference into this registration statement.

(2) To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.